Exhibit 99.1

IBM REPORTS 2019 THIRD-QUARTER RESULTS

Strong Performance by Red Hat Accelerates Cloud Revenue Growth

Highlights

Third Quarter:

•	GAAP EPS from continuing operations of $1.87
•	Operating (non-GAAP) EPS of $2.68
•	Net cash from operating activities of $15.4 billion and free cash flow of $12.3 billion, over the last 12 months
•	Debt reduced by $6.7 billion since the end of second quarter
•	Revenue of $18.0 billion, down 3.9 percent (down 0.6 percent adjusting for divested businesses and currency)
•	Revenue for Red Hat, up 19 percent (up 20 percent adjusting for currency), normalized for historical comparability
•	Revenue growth in Cloud & Cognitive Software and Global Business Services segments

-- Cloud & Cognitive Software up 6 percent (up 8 percent adjusting for currency)

-- Global Business Services up 1 percent (up 2 percent adjusting for currency)

•	Cloud revenue of $5.0 billion in the third quarter, up 11 percent (up 14 percent adjusting for divested businesses and currency)

-- Cloud revenue of $20.0 billion over the last 12 months

2019 Full-year Expectations:

•	GAAP EPS of at least $10.58; maintains operating (non-GAAP) EPS of at least $12.80
•	Maintains free cash flow of approximately $12 billion

ARMONK, N.Y., October 16, 2019 . . . IBM (NYSE: IBM) today announced third-quarter results.

“In the third quarter, as we continued to help clients with their digital reinventions, we grew revenue in our Cloud & Cognitive Software segment and in Global Business Services," said Ginni Rometty, IBM chairman, president and chief executive officer. "Our results demonstrate that clients see IBM and Red Hat as a powerful combination and they trust us to provide them with the open hybrid cloud technology, innovation and industry expertise to help them shift their mission-critical workloads to the cloud.”

	THIRD QUARTER 2019
	Results Reflect the Impact of Items Related to
	the Red Hat Acquisition Closed in July 2019
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS	Income	Income	Margin		Margin
GAAP from Continuing Operations	$1.87	$1.7B	$1.5B	8.4%		46.2%
Year/Year	(36)%	(38)%	(49)%	(7.5)	Pts	(0.7)	Pts

Operating (Non-GAAP)	$2.68	$2.4B	$2.4B	13.3%		47.4%
Year/Year	(22)%	(24)%	(33)%	(5.9)	Pts	(0.0)	Pts

“We continued our focus on the strength of our balance sheet in the third quarter," said James Kavanaugh, IBM senior vice president and chief financial officer.  "We generated $12.3 billion in free cash flow over the last 12 months and with our disciplined financial management we reduced debt by nearly $7 billion in the quarter, while maintaining a strong cash balance.”

Cash Flow and Balance Sheet

In the third quarter, the company generated net cash from operating activities of $3.6 billion, or $2.5 billion excluding Global Financing receivables.  IBM’s free cash flow was $1.8 billion.  IBM returned $1.6 billion to shareholders through $1.4 billion in dividends and $0.1 billion in gross share repurchases.  The company suspended its share repurchase program on July 9.

IBM ended the third quarter with $11.0 billion of cash on hand. Debt, including Global Financing debt of $23.1 billion, totaled $66.3 billion – down $6.7 billion since the end of the second quarter.

Segment Results for Third Quarter

•

Cloud & Cognitive Software (includes cloud and data platforms which includes Red Hat; cognitive applications; and transaction processing platforms) — revenues of $5.3 billion, up 6.4 percent (up 7.8 percent adjusting for currency), led by security, IoT, data and AI platforms and hybrid cloud; cloud and data platforms, up 17 percent (up 19 percent adjusting for currency); cognitive applications,  up 4 percent (up 6 percent adjusting for currency); transaction processing platforms, down 5 percent (down 4 percent adjusting for currency).

•

Global Business Services (includes consulting, application management and global process services) — revenues of $4.1 billion,  up 1.0 percent (up 2.2 percent adjusting for currency), led by growth in consulting, up 4 percent (up 5 percent adjusting for currency); gross profit margin increased 110 basis points.

•	Global Technology Services (includes infrastructure and cloud services and technology support services) — revenues of $6.7 billion, down 5.6 percent (down 4.1 percent adjusting for currency).
•

Systems (includes systems hardware and operating systems software) — revenues of $1.5 billion, down 14.7 percent (down 13.8 percent adjusting for currency), reflecting the end of the IBM z14 product cycle and shipping of the new IBM z15 in the last week of September; gross profit margin expansion in Power and Storage.

•

Global Financing (includes financing and used equipment sales) — revenues of $343  million, down 11.7 percent  (down 10.7 percent adjusting for currency); revenue reflects the wind-down of OEM commercial financing; gross profit margin expansion.

Full-Year 2019 Expectations

On August 2, 2019, the company updated full-year expectations to reflect the impact of the Red Hat acquisition and related activities. IBM expects GAAP diluted earnings per share for the full year to be at least $10.58. The company continues to expect operating (non-GAAP) diluted earnings per share of at least $12.80. Operating (non-GAAP) diluted earnings per share exclude $2.22 per share of charges for: amortization of purchased intangible assets and other acquisition-related charges, including pre-closing charges, such as financing costs, associated with the Red Hat acquisition; retirement-related charges; and tax reform enactment impacts.

IBM continues to expect free cash flow of approximately $12 billion, with a realization rate over 100 percent of GAAP Net Income.

Year-To-Date 2019 Results

Year-to-date results reflect the impact of items related to the Red Hat acquisition closed in July 2019.  Consolidated diluted earnings per share was  $6.45 compared to $7.37,  down 12 percent year to year.  Consolidated net income was $5.8 billion, down 15 percent year to year. Revenues for the nine-month period ended September 30, 2019 totaled $55.4 billion, a decrease of 4 percent year to year (down 0.7 percent adjusting for divested businesses and currency) compared with $57.8 billion for the first nine months of 2018.

Operating (non-GAAP) diluted earnings per share from continuing operations was $8.10 compared with $8.96 per diluted share for the 2018 period, a decrease of 10 percent. Operating (non-GAAP) net income for the nine months ended September 30, 2019 was $7.2 billion compared with $8.2 billion in the prior-year period, a decrease of 12 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; legal proceedings and investigatory risks; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s  Form 10‑Qs, Form 10‑K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —

•	adjusting for currency (i.e., at constant currency);
•	total revenue and cloud revenue adjusting for divested businesses and currency;
•	revenue for Red Hat normalized for historical comparability;
•	presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•	adjusting for free cash flow;
•	net cash from operating activities, excluding Global Financing receivables.

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8‑K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q19.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Edward Barbini, 914‑499‑6565
barbini@us.ibm.com

John Bukovinsky, 732‑618‑3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018		2019	2018
REVENUE
Cloud & Cognitive Software	$5,280	$4,962	*	$15,962	$15,548	*
Global Business Services	4,117	4,076	*	12,391	12,326	*
Global Technology Services	6,700	7,101	*	20,412	21,846	*
Systems	1,481	1,736		4,562	5,412
Global Financing	343	388		1,100	1,188
Other	107	493	*	944	1,511	*
TOTAL REVENUE	18,028	18,756		55,370	57,830

GROSS PROFIT	8,336	8,803		25,388	26,249

GROSS PROFIT MARGIN
Cloud & Cognitive Software	74.1%	76.1%	*	75.5%	76.8%	*
Global Business Services	31.1%	30.0%	*	27.8%	26.5%	*
Global Technology Services	35.8%	37.0%	*	34.6%	34.3%	*
Systems	52.6%	52.7%		51.1%	49.3%
Global Financing	36.9%	26.3%		35.6%	29.1%

TOTAL GROSS PROFIT MARGIN	46.2%	46.9%		45.9%	45.4%

EXPENSE AND OTHER INCOME
S,G&A	5,024	4,363		15,171	14,665
R,D&E	1,553	1,252		4,393	4,021
Intellectual property and custom development income	(166)	(275)		(489)	(842)
Other (income) and expense	(31)	275		(850)	968
Interest expense	432	191		990	530
TOTAL EXPENSE AND OTHER INCOME	6,813	5,807		19,215	19,341

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,522	2,996		6,173	6,908
Pre-tax margin	8.4%	16.0%		11.1%	11.9%
Provision for / (Benefit from) income taxes	(151)	304		407	138
Effective tax rate	(9.9)%	10.2%		6.6%	2.0%

INCOME FROM CONTINUING OPERATIONS	$1,673	$2,692		$5,766	$6,770
DISCONTINUED OPERATIONS
Income / (Loss) from discontinued operations, net of taxes	(1)	2		(5)	7

NET INCOME	$1,672	$2,694		$5,761	$6,777

EARNINGS / (LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.87	$2.94		$6.46	$7.36
Discontinued Operations	$0.00	$0.00		$(0.01)	$0.01
TOTAL	$1.87	$2.94		$6.45	$7.37

Basic
Continuing Operations	$1.89	$2.95		$6.50	$7.39
Discontinued Operations	$0.00	$0.00		$(0.01)	$0.01
TOTAL	$1.89	$2.95		$6.49	$7.40

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	892.8	915.2		892.5	920.0
Basic	886.0	911.2		887.3	915.6

*Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2019	2018
ASSETS:

Current Assets:
Cash and cash equivalents	$10,087	$11,379
Restricted cash	138	225
Marketable securities	733	618
Notes and accounts receivable - trade, net	6,753	7,432
Short-term financing receivables, net	12,330	22,388
Other accounts receivable, net	1,876	743
Inventories	1,712	1,682
Deferred costs	1,978	2,300
Prepaid expenses and other current assets	2,515	2,378
Total Current Assets	38,121	49,146

Property, plant and equipment, net	10,063	10,792
Operating right-of-use assets, net*	4,901	—
Long-term financing receivables, net	7,739	9,148
Prepaid pension assets	5,481	4,666
Deferred costs	2,535	2,676
Deferred taxes	4,994	5,216
Goodwill and intangibles, net	73,564	39,353
Investments and sundry assets	2,221	2,386
Total Assets	$149,620	$123,382

LIABILITIES:

Current Liabilities:
Taxes	$2,154	$3,046
Short-term debt	8,530	10,207
Accounts payable	4,042	6,558
Deferred income	11,223	11,165
Operating lease liabilities*	1,377	—
Other liabilities	7,739	7,251
Total Current Liabilities	35,066	38,227

Long-term debt	57,797	35,605
Retirement related obligations	15,925	17,002
Deferred income	3,382	3,445
Operating lease liabilities*	3,790	—
Other liabilities	15,564	12,174
Total Liabilities	131,524	106,452

EQUITY:

IBM Stockholders’ Equity:
Common stock	55,808	55,151
Retained earnings	160,709	159,206
Treasury stock — at cost	(169,474)	(168,071)
Accumulated other comprehensive income/(loss)	(29,086)	(29,490)
Total IBM Stockholders’ Equity	17,956	16,796

Noncontrolling interests	139	134
Total Equity	18,096	16,929

Total Liabilities and Equity	$149,620	$123,382

* Reflects the adoption of the FASB guidance on leases.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2019	2018	2019	2018
Net Cash Provided by Operating Activities per GAAP:	$3,619	$4,232	$11,319	$11,128

Less: change in Global Financing (GF) Receivables	1,135	1,096	3,712	2,874
Capital Expenditures, Net	(681)	(942)	(1,725)	(2,839)

Free Cash Flow	1,803	2,194	5,882	5,415

Acquisitions	(32,587)	(1)	(32,630)	(123)
Divestitures	39	—	927	—
Dividends	(1,436)	(1,431)	(4,269)	(4,250)
Share Repurchase	(126)	(627)	(1,361)	(2,393)
Non-GF Debt	(4,967)	2,218	28,432	1,607
Other (includes GF Net Receivables and GF Debt)	1,823	382	1,755	1,564

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(35,451)	$2,736	$(1,265)	$1,820

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2019	2018	2019	2018
Net Income from Operations	$1,672	$2,694	$5,761	$6,777
Depreciation/Amortization of Intangibles	1,669	1,138	4,409	3,368
Stock-based Compensation	220	129	468	371
Working Capital / Other	(1,077)	(825)	(3,031)	(2,261)
Global Financing A/R	1,135	1,096	3,712	2,874
Net Cash Provided by Operating Activities	$3,619	$4,232	$11,319	$11,128
Capital Expenditures, net of payments & proceeds	(681)	(942)	(1,725)	(2,839)
Divestitures, net of cash transferred	39	—	927	—
Acquisitions, net of cash acquired	(32,587)	(1)	(32,630)	(123)
Marketable Securities / Other Investments, net	2,856	(2,026)	6,365	(2,406)
Net Cash Provided by / (Used in) Investing Activities	$(30,373)	$(2,969)	$(27,064)	$(5,368)
Debt, net of payments & proceeds	(6,608)	1,595	20,465	845
Dividends	(1,436)	(1,431)	(4,269)	(4,250)
Common Stock Repurchases	(126)	(627)	(1,361)	(2,393)
Common Stock Transactions - Other	(7)	26	(118)	(66)
Net Cash Provided by / (Used in) Financing Activities	$(8,177)	$(437)	$14,717	$(5,864)
Effect of Exchange Rate changes on Cash	(378)	(55)	(352)	(399)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(35,310)	$771	$(1,379)	$(503)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Three Months Ended September 30, 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$5,280	$4,117	$6,700	$1,481	$343
Internal	686	70	287	195	302
Total Segment Revenue	$5,966	$4,187	$6,988	$1,676	$645

Pre-tax Income / (Loss) from Continuing Operations	1,283	573	490	39	275

Pre-tax margin	21.5%	13.7%	7.0%	2.3%	42.6%

Change YTY Revenue - External	6.4%	1.0%	(5.6)%	(14.7)%	(11.7)%
Change YTY Revenue - External @constant currency	7.8%	2.2%	(4.1)%	(13.8)%	(10.7)%

	Three Months Ended September 30, 2018
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services*	Systems	Financing
Revenue
External	$4,962	$4,076	$7,101	$1,736	$388
Internal	777	77	279	181	338
Total Segment Revenue	$5,738	$4,153	$7,380	$1,917	$726

Pre-tax Income / (Loss) from Continuing Operations	2,050	566	607	209	308

Pre-tax margin	35.7%	13.6%	8.2%	10.9%	42.5%

* Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Nine Months Ended September 30, 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$15,962	$12,391	$20,412	$4,562	$1,100
Internal	2,135	213	879	528	884
Total Segment Revenue	$18,097	$12,604	$21,291	$5,091	$1,983

Pre-tax Income / (Loss) from Continuing Operations	5,052	1,188	1,000	(101)	803

Pre-tax margin	27.9%	9.4%	4.7%	(2.0)%	40.5%

Change YTY Revenue - External	2.7%	0.5%	(6.6)%	(15.7)%	(7.4)%
Change YTY Revenue - External @constant currency	4.9%	3.3%	(3.6)%	(14.1)%	(5.0)%

	Nine Months Ended September 30, 2018
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services*	Systems	Financing
Revenue
External	$15,548	$12,326	$21,846	$5,412	$1,188
Internal	2,518	249	589	576	1,240
Total Segment Revenue	$18,066	$12,575	$22,435	$5,989	$2,428

Pre-tax Income / (Loss) from Continuing Operations	5,760	1,063	1,124	352	1,042

Pre-tax margin	31.9%	8.5%	5.0%	5.9%	42.9%

* Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended September 30, 2019
	Continuing Operations
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$8,336	$209		—		—		$8,545

Gross Profit Margin	46.2%	1.2	Pts	—		—		47.4%

S,G&A	5,024	(451)		—		—		4,573

R,D&E	1,553	(53)		—		—		1,500

Other (Income) & Expense	(31)	10		(145)		—		(166)

Interest Expense	432	(24)		—		—		408

Total Expense & Other (Income)	6,813	(518)		(145)		—		6,150

Pre-tax Income from Continuing Operations	1,522	727		145		—		2,395

Pre-tax Income Margin from Continuing Operations	8.4%	4.0	Pts	0.8	Pts	—		13.3%

Provision for / (Benefit from) Income Taxes***	(151)	142		16		(5)		1

Effective Tax Rate	(9.9)%	8.9	Pts	1.3	Pts	(0.2)	Pts	0.1%

Income from Continuing Operations	1,673	586		130		5		2,394

Income Margin from Continuing Operations	9.3%	3.3	Pts	0.7	Pts	0.0	Pts	13.3%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$1.87	$0.66		$0.14		$0.01		$2.68

	Three Months Ended September 30, 2018
	Continuing Operations
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$8,803	$96		—		—		$8,899

Gross Profit Margin	46.9%	0.5	Pts	—		—		47.4%

S,G&A	4,363	(112)		—		—		4,251

R,D&E	1,252	—		—		—		1,252

Other (Income) & Expense	275	(1)		(389)		—		(115)

Interest Expense	191	—		—		—		191

Total Expense & Other (Income)	5,807	(113)		(389)		—		5,304

Pre-tax Income from Continuing Operations	2,996	209		389		—		3,594

Pre-tax Income Margin from Continuing Operations	16.0%	1.1	Pts	2.1	Pts	—		19.2%

Provision for / (Benefit from) Income Taxes***	304	56		100		—		460

Effective Tax Rate	10.2%	1.0	Pts	1.7	Pts	—	Pts	12.8%

Income from Continuing Operations	2,692	153		289		—		3,134

Income Margin from Continuing Operations	14.4%	0.8	Pts	1.5	Pts	—	Pts	16.7%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$2.94	$0.17		$0.31		$—		$3.42

*     Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

**   Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Nine Months Ended September 30, 2019
	Continuing Operations
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$25,388	$359		—		—		$25,747

Gross Profit Margin	45.9%	0.6	Pts	—		—		46.5%

S,G&A	15,171	(724)		—		—		14,447

R,D&E	4,393	(53)		—		—		4,340

Other (Income) & Expense	(850)	152		(419)		—		(1,118)

Interest Expense	990	(228)		—		—		762

Total Expense & Other (Income)	19,215	(853)		(419)		—		17,942

Pre-tax Income from Continuing Operations	6,173	1,212		419		—		7,805

Pre-tax Income Margin from Continuing Operations	11.1%	2.2	Pts	0.8	Pts	—		14.1%

Provision for / (Benefit from) Income Taxes***	407	245		82		(160)		575

Effective Tax Rate	6.6%	2.1	Pts	0.7	Pts	(2.0)	Pts	7.4%

Income from Continuing Operations	5,766	967		338		160		7,230

Income Margin from Continuing Operations	10.4%	1.7	Pts	0.6	Pts	0.3	Pts	13.1%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$6.46	$1.08		$0.38		$0.18		$8.10

	Nine Months Ended September 30, 2018
	Continuing Operations
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$26,249	$283		—		—		$26,531

Gross Profit Margin	45.4%	0.5	Pts	—		—		45.9%

S,G&A	14,665	(332)		—		—		14,333

R,D&E	4,021	—		—		—		4,021

Other (Income) & Expense	968	(1)		(1,185)		—		(219)

Interest Expense	530	—		—		—		530

Total Expense & Other (Income)	19,341	(333)		(1,185)		—		17,822

Pre-tax Income from Continuing Operations	6,908	616		1,185		—		8,709

Pre-tax Income Margin from Continuing Operations	11.9%	1.1	Pts	2.0	Pts	—		15.1%

Provision for / (Benefit from) Income Taxes***	138	138		285		(93)		468

Effective Tax Rate	2.0%	1.4	Pts	3.0	Pts	(1.1)	Pts	5.4%

Income from Continuing Operations	6,770	478		900		93		8,241

Income Margin from Continuing Operations	11.7%	0.8	Pts	1.6	Pts	0.2	Pts	14.2%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$7.36	$0.52		$0.98		$0.10		$8.96

*     Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

**   Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2019
	Change YTY				Change YTY
Revenue Adjusting for Divested Businesses and Currency	Cloud		Total IBM		Total IBM

Revenue as reported	10.6%		(3.9)%		(4.3)%
Impact from divested businesses	1.8	Pts	2.0	Pts	0.9	Pts
Currency impact	1.5	Pts	1.3	Pts	2.6	Pts
Revenue adjusting for divested businesses and currency (non-GAAP)	13.9%		(0.6)%		(0.7)%

	Three Months Ended		Change
Revenue for Red Hat, Normalized for Historical Comparability	September 30, 2019	September 30, 2018	YTY	YTY @constant currency

Red Hat revenue as reported in IBM consolidated results (1)	$371	$—
Add: Red Hat revenue prior to acquisition (2)	84	829
Add: Purchase accounting deferred revenue and intercompany adjustments (3)	531	—
Red Hat revenue, normalized for historical comparability (non-GAAP)	$987	$829	19%	20%

(1) Represents GAAP revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Red Hat revenue was included in IBM's consolidated results beginning on July 9, 2019.  Revenue for July 1 - July 8, 2019 and the three months ended September 30, 2018 represents pre-acquisition Red Hat standalone revenue and is included for comparative purposes.

(3) Represents the third-quarter 2019 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.

2019 Full Year Expectations
(as of third quarter 2019)
GAAP Diluted EPS	at least $10.58

Operating EPS (non-GAAP)	at least $12.80

Adjustments

Acquisition-related Charges *	$1.52

Non-Operating Retirement-Related Items	$0.51

Tax Reform Enactment Impacts	$0.19

* Includes acquisitions as of September 30, 2019.